SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-54205

Date of Report: September 29, 2011

HXT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2188353
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

51 Huilingxi Road, Zhouhuizheng, Wujin District, Changzhou, Jiangsu Province, P.R. China	213022
(Address of principal executive offices)	(Zip Code)

86-519-83630688
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Change in Fiscal Year

On September 29, 2011 the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year.  The new fiscal year will end on May 31.

On September 2, 2011 the Registrant acquired the outstanding capital stock of China Metal Holding, Inc. In connection with that acquisition, the Registrant issued to the shareholders of China Metal Holding shares equal to 98% of the Registrant’s outstanding capital stock, and the management of China Metal Holding assumed control of the Registrant.  Therefore, China Metal Holding is now considered the reporting entity for accounting purposes.  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of China Metal Holding, which ends on May 31.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 30, 2011	HXT Holding, Inc.

By: /s/ Pan Shudong
Pan Shudong, Chief Executive Officer